UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

WASHINGTON PRIME GROUP INC.
WASHINGTON PRIME GROUP, L.P.
(Exact name of Registrant as specified in its Charter)

Indiana Indiana	001-36252 333-206500-01	46-4323686 46-4674640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street	Columbus	Ohio	43215
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	WPG	New York Stock Exchange
7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRH	New York Stock Exchange
6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 16, 2021, Washington Prime Group, L.P. (“WPG L.P.”), the operating partnership of Washington Prime Group Inc. (the “Company”), and certain of WPG L.P.’s subsidiaries entered into the following forbearance agreements.

Forbearance Agreement with Respect to the Senior Notes due 2024

WPG L.P. entered into a Forbearance Agreement (the “Notes Forbearance Agreement”) with certain beneficial owners (the “Forbearing Noteholders”) of more than 67% of the aggregate principal amount of WPG L.P.’s Senior Notes due 2024 (the “Notes”). Pursuant to the Notes Forbearance Agreement, among other things, the Forbearing Noteholders have agreed to forbear from exercising any rights and remedies under the indenture governing the Notes with respect to the default or event of default resulting from the nonpayment of the $23.2 million interest payment that was due on February 15, 2021 (the “Interest Payment”), including the failure to pay the Interest Payment by the end of the 30-day grace period (the “Interest Default”).

The forbearance period under the Notes Forbearance Agreement ends on the earlier of March 31, 2021 and the occurrence of any of the specified early termination events described therein.

Forbearance Agreement with Respect to the Credit Agreements

WPG L.P. and certain of its subsidiaries entered into the following Forbearance Agreements (the “Bank Forbearance Agreements,” and together with the Notes Forbearance Agreements, the “Forbearance Agreements”) with respect to three of its credit facilities:

●
a Forbearance Agreement among WPG L.P., certain of its subsidiaries and certain lenders party to the Credit Agreement, dated as of January 22, 2018, as amended, with Bank of America, N.A., as administrative agent and collateral agent;

●
a Forbearance Agreement among WPG L.P., certain of its subsidiaries and certain lenders party to the Credit Agreement, dated as of December 10, 2015, as amended, with GLAS USA LLC, as administrative agent; and

●
a Forbearance Agreement among WPG L.P., WTM Stockton, LLC, a subsidiary of WPG L.P., and certain lenders party to the Credit Agreement, dated as of June 8, 2016, as amended (the foregoing credit agreements being referred to herein as the “Credit Agreements”).

Pursuant to the Bank Forbearance Agreements, among other things, each of the forbearing lenders under the applicable Credit Agreement has agreed to forbear from exercising any rights and remedies under the applicable Credit Agreement with respect to the Forbearance Defaults (in each case, as defined in the Bank Forbearance Agreements), including the cross-default resulting from the Interest Default. The forbearance period under each of the Bank Forbearance Agreements ends on the earlier of March 31, 2021 and the occurrence of any of the specified early termination events as described therein. WPG L.P. and certain of its subsidiaries also agreed to additional restrictions in connection with the Forbearance Agreements.

The foregoing description of the Forbearance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 8.01. Other Events

As previously reported, WPG L.P. elected to withhold the Interest Payment with respect to the Notes and, as provided for in the indenture governing the Notes, to enter the 30-day grace period to make such payment. WPG L.P. does not expect to make the Interest Payment on the last day of such 30-day grace period. WPG L.P.’s failure to make the Interest Payment will result in an “event of default” on March 17, 2021 with respect to the Notes, which will result in a cross default under each of the Credit Agreements. While the event of default is continuing under the indenture governing the Notes, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the Notes to be due and payable immediately. While the event of default is continuing under each of the Credit Agreements, the applicable administrative agent may, and shall upon the direction of the requisite lenders, declare the loans thereunder to be immediately due and payable.

The Company is continuing to engage in negotiations and discussions to restructure its capital structure. There can be no assurance, however, that the Company will be able to negotiate acceptable terms or to reach any agreement with respect to its indebtedness. The uncertainty associated with the Company’s ability to meet these obligations as they become due raises substantial doubt about the Company’s ability to continue as a going concern.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Forbearance Agreement, dated as of March 16, 2021, by and between Washington Prime Group, L.P., and the Forbearing Noteholders party thereto.
10.2	Forbearance Agreement, dated as of March 16, 2021, by and among Washington Prime Group, L.P., each of the subsidiary guarantors party thereto and the forbearing lenders party thereto.
10.3	Forbearance Agreement, dated as of March 16, 2021, by and among Washington Prime Group, L.P., each of the subsidiary guarantors party thereto and the forbearing lenders party thereto.
10.4	Forbearance Agreement, dated as of March 16, 2021, by and among Washington Prime Group, L.P., WTM Stockton, LLC, a subsidiary of WPG L.P., and the forbearing lenders party thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2021		Washington Prime Group Inc.

	By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President and Chief Financial Officer

Washington Prime Group, L.P.

By: Washington Prime Group Inc., its sole partner.

By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President and Chief Financial Officer